This  is  to  certify  that  those
articles  are  effective  on
October  6,  2000

                            ARTICLES OF INCORPORATION


1.     The  name  of  the  corporation  is:

       TAGALDER  TECHNOLOGY  CORPORATION

2.     The  address  of  the  registered  office  is:

       44  Addington  Cres.
       Bramalea,  Ontario
       Town  of  Bramalea
       in  the  Regional  Municipality  of  Peel

3.     Number  (or  minimum  and  maximum  number)  of  directors  is:

       Minunum  of  one(1)  /  Maximum  of  five(5)

4.     The  first  director(s)  is/  are:

       Name                    Residence  Address               Resident
                                                                Canadian
                                                                Yes  or  No

       Ming-Nkok  Lam          81  Soho  Cres.                      Yes
                               Markham  Ont
                               L3P  7H6

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5.     Restriction,  if  any,  on  business  the  corporation may carry on or on powers  the  corporation  may  exercise:

None

6. The classes and any maximum number of shares that the corporation is authorized to issue.

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The authorized capital of the Corporation is to be divided into unlimited common shares  without  par  value.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Not  applicable

8. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

No shares of the Corporation, after having been issued, shall be transferred without the approval of the directors of the Corporation as evidenced by resolution of the directors.


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9.     Other  provisions,  if  any,  are:

     1. That the directors of the Corporation shall hold office for a term of one year and that the election of Directors shall take place annually;

     2. That meetings of the Board of Directors and the Executive Committee, if any, of the Corporation may be held at any place within or outside of Ontario;

     3. That the number of Shareholders of the Corporation exclusive of persons who are in its' employment and exclusive of persons who, having been formerly in the employment of the Corporation were, while in the employment and having continued after the termination of that employment, to be Shareholder of the Corporation is limited to not more than fifty. Two or more persons who are joint registered owners of one or more share being counted as one Shareholder.

     4. That any invitation to the public to subscribe for securities of the Corporation is prohibited.

     5. That subject to the provisions of the Business Corporations Act, 1982, the Corporation may purchaser any of its common shares out of surplus, which shares will be cancelled.

     6. Neither the President or any other officer of the Corporation, except the Chairman of the Board, need to be a Director of the Corporations.

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10.     The  names  and  address  of  the  Incorporators  are:

Ming-Ngok  Lam          81  Soho  Cres.
                        Markham  Ontario
                        L3P  7H6

These  articles  are  signed  in  duplicate

/s/ Ming-Ngok Lam
Signature  of  Incorporators


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